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                                                            EXHIBIT NUMBER 10.27


                         EMPLOYMENT SEPARATION AGREEMENT


         THIS EMPLOYMENT SEPARATION AGREEMENT (this "Agreement") is made and entered into as of the 20th day of September 2000, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation ("Company"), and DALE W. SAVILLE, an individual ("Employee").


                                    RECITALS:


         A. Pursuant to that certain Employment Agreement, dated March 1, 2000, by and between Company and Employee (the "Employment Agreement"), Employee is currently employed by Company as Senior Vice President and Chief Technology Officer.

         B. Employee wishes to terminate his employment with Company.

         C. Employee and Company have reached agreement on the terms of Employee's departure, and both parties view their separation as amicable.

         NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

         1. RECITALS. The above recitals are true and correct and are made a part hereof.

         2. TERMINATION OF EMPLOYMENT AGREEMENT. Company and Employee hereby agree that, except as specifically provided in this Agreement, the Employment Agreement is terminated effective as of the date hereof, and except as set forth in Section 4 below and except as otherwise specifically provided in this Agreement, neither Company nor Employee shall have any further rights, obligations, or duties under the Employment Agreement as of the date hereof. Notwithstanding the foregoing, (i) within 12 business days after the date hereof, Company shall pay to Employee an amount (determined in accordance with the Company's standard policy) equal to Employee's accrued but unpaid vacation as of the date hereof, and (ii) within 12 business days after the date hereof, Company shall pay to Employee an amount equal to Employee's accrued but unpaid bonuses through the date hereof.

         3. CONFIDENTIALITY, NONCOMPETITION, AND NONSOLICITATION OBLIGATIONS. Notwithstanding anything to the contrary set forth in this Agreement, Section 4 and Section 5 of the Employment Agreement shall continue to remain in full force and effect in accordance with the terms thereof, and Employee shall continue to be bound by the terms thereof (as well as by any other terms of the Employment Agreement relating to the enforceability and construction of said Sections 4 and
5), subject to the following:

            a. Notwithstanding anything set forth in the Employment Agreement, Company shall not be obligated to pay any Non-Compete Payment (as defined in the Employment Agreement) or any other payment as a condition to Employee's continuing obligation to comply with Section 5 of the Employment Agreement.

            b. Subsections 5(c)(1) and 5(c)(2) of the Employment Agreement are hereby amended by deleting said subsections in their entirety and replacing them with the following:




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                  "(1) Directly or indirectly engage in, continue in, or carry on any of the Core Businesses (as defined below) or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto (For purposes hereof, the term "Core Businesses" means the following businesses of the Company: (i) AnswerTeamTM and other e-support services offerings, and (ii) technical support and customer service.);

                  "(2) Consult with, advise, or assist in any way, whether or not for consideration, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Core Businesses, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm's length basis with any such competitor."

            c. Notwithstanding anything set forth in the Employment Agreement, but subject to Section 3(d) below, Employee shall be permitted to seek and obtain employment from the companies listed on Exhibit A hereto. ---------

            d. In addition to the provisions of Section 5 of the Employment Agreement, Employee hereby agrees that he will not, at any time while Section 5(c) of the Employment Agreement is still in effect, provide or solicit the opportunity to provide any services to any persons or entities who, at any time on or prior to the date hereof, are or were customers or clients of Company or its subsidiaries.

         4. WAIVER AND RELEASE. In consideration of the agreements of Company set forth herein (including Company's agreement to the amendments set forth in Section 3(b) above), Employee agrees as follows:

            a. Employee hereby knowingly and voluntarily waives, releases and forever discharges Company from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action, both known and unknown, whether now existing or arising in the future, at law or in equity, of any kind whatsoever, including, but not limited to, all matters relating to or arising out of Employee's employment with Company, the Employment Agreement, compensation by Company, or separation of employment from Company. This waiver and release covers any suits under Title VII of the Civil Rights Act of 1964, as amended; the Rehabilitation Act of 1973, as amended; the Equal Pay Act of 1963, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Civil Rights Act of 1991; Section 1981 of the Civil Rights Act of 1866; the Florida Human Rights Act; the Florida Civil Rights Act of 1992; and any applicable Florida state employment laws. This waiver and release also covers administrative charges, actions and suits under the National Labor Relations Act, as amended; the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act; any other federal or state law or municipal ordinance; and any lawsuits founded in tort (including




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negligence), contract (oral, written or implied) or any other common law or equitable basis of action.

            b. Employee shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement to any person or organization, including but not limited to members of the press and media, present and former employees of Company, and persons or companies who do business with Company. The only exceptions to Employee's promise of confidentiality herein is that Employee may reveal such terms of this Agreement (i) as is necessary to comply with a request made by the Internal Revenue Service; (ii) as otherwise compelled by a court or agency of competent jurisdiction; (iii) as required by law; or (iv) as is necessary to comply with requests from Employee's accountants or attorneys for legitimate business purposes.

         5. NON-DISPARAGEMENT. The parties shall each refrain from making any written or oral statement or taking any action, directly or indirectly, which the parties know or reasonably should know to be disparaging or negative concerning Company or Employee, except as required by law. The parties hereto shall also refrain from suggesting to anyone that any written or oral statements be made which the parties know or reasonably should know to be disparaging or negative concerning Company or Employee, or from urging or influencing any person to make any such statement. This provision shall include, but not be limited to, the requirement that the parties refrain from expressing any disparaging or negative opinions concerning Company or Employee, Employee's resignation from Company, any of Company's officers, directors, or employees, or other matters relative to Company's reputation as an employer or any other matters relative to Employee's reputation as an employee or executive. Company's and Employee's promises in this subsection, however, shall not apply to any judicial or administrative proceeding in which Employee or Company is a party or in which Employee or Company has been subpoenaed to testify under oath by a government agency or by any third party.

         6. RESIGNATION FROM OFFICES AND DIRECTORSHIPS. Employee hereby resigns, effective as of the date hereof, from all offices and directorships, which Employee holds with Company and any subsidiary or affiliate of Company.

         7. SECURITIES MATTERS. For a period of 90 days following the date hereof, Employee shall be subject to the conditions, restrictions, and requirements applicable to executive officers of Company with respect to any purchase, sale, transfer, disposition, or other transaction involving the common stock of Company and shall not engage in any such transaction in violation of such conditions, restrictions, or requirements.

         8. MISCELLANEOUS.

            a. In the event any provision of this Agreement is found to be unenforceable, void, invalid or unreasonable in scope, such provision shall be modified to the extent necessary to make it enforceable, and as so modified, this Agreement shall remain in full force and effect.

            b. The paragraph headings in this Agreement are for convenience only and do not form any part of or affect the interpretation of this Agreement.

            c. This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.




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            d. The waiver by Company of a breach of any condition of this
Agreement by Employee shall not be construed as a waiver by Company of any subsequent breach by Employee. No waiver of any right hereunder shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced.

            e. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, their respective heirs, executors, administrators, successors, assigns, subsidiaries, affiliates, directors, officers, employees, representatives and agents, as applicable.

            f. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any previous employment agreements or contracts, whether written or oral, between Company and Employee.

            g. This Agreement shall be construed under, and governed by, the laws of the State of Florida.

            h. Employee and Company acknowledge that each has had the opportunity to read, study, consider and deliberate upon this Agreement, and to consult with legal counsel, and both parties fully understand and are in complete agreement with all of the terms of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


COMPANY:                                           EMPLOYEE:


SYKES ENTERPRISES, INCORPORATED                    DALE W. SAVILLE


By:_____________________________________           _____________________________
   David L. Grimes,                                Dale W. Saville, individually
   President and Chief Executive Officer















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                                    EXHIBIT A


1.       APAC Customer Services, Inc.
2.       Atento
3.       Etelecare
4.       Home Shopping Network
5.       Keane, Inc.
6.       Knowlagent, Inc.
7.       Kview
8.       Mediacentric
9.       Perot Systems
10.      Star Tek, Inc.
11.      Steam International
12.      Tech Data Corp.
13.      Verizon Data Services, Inc.
14.      West Teleservices Corporation
15.      Z-Tel Communications, Inc.



















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